MDU RESOURCES GROUP, INC.
NON-EMPLOYEE DIRECTOR LONG-TERM INCENTIVE COMPENSATION PLAN

Article 1. Establishment, Purpose and Duration

1.1           Establishment of the Plan.  MDU Resources Group, Inc., a Delaware corporation (hereinafter referred to as the "Company"), hereby establishes an incentive plan to be known as the "MDU Resources Group, Inc. Non-Employee Director Long-Term Incentive Compensation Plan" (hereinafter referred to as the "Plan"), as set forth in this document.  The Plan permits the grant of Nonqualified Stock Options (NQSO), Stock Appreciation Rights (SAR), Restricted Stock, Performance Units, Performance Shares and other awards.

The Plan shall become effective when approved by the stockholders at the annual meeting on April 22, 1997, (the "Effective Date"), and shall remain in effect as provided in Section 1.3 herein.

1.2           Purpose of the Plan.  The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of Company stockholders and customers.  The Plan is further intended to assist the Company in its ability to motivate, attract and retain highly qualified individuals to serve as directors of the Company.

1.3           Duration of the Plan.  The Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 14 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below and, when such meaning is intended, the initial letter of the word is capitalized:

2.1           "Award" means, individually or collectively, a grant under the Plan of NQSOs, SARs, Restricted Stock, Performance Units, Performance Shares or any other type of award permitted under Article 10 of the Plan.

2.2           "Award Agreement" means an agreement entered into by each Participant and the Company, setting forth the terms and provisions applicable to an Award granted to a Participant under the Plan.

2.3           "Base Value" of an SAR shall have the meaning set forth in Section 7.1 herein.

2.4           "Board" or "Board of Directors" means the Board of Directors of the Company.

2.5           "Change in Control" means the earliest of the following to occur: (a) the public announcement by the Company or by any person (which shall not include the Company, any subsidiary of the Company, or any employee benefit plan of the Company or of any subsidiary of the Company) ("Person") that such Person, who or which, together with all Affiliates and Associates (within the meanings ascribed to such terms in the Rule 12b-2 of the General Rules and Regulations under the Exchange Act) of such Person, shall be the beneficial owner of twenty percent (20%) or more of the voting stock of the Company outstanding; (b) the commencement of, or after the first public announcement of any Person to commence, a tender or exchange offer the consummation of which would result in any Person becoming the beneficial owner of voting stock aggregating thirty percent (30%) or more of the then outstanding voting stock of the Company; (c) the announcement of any transaction relating to the Company required to be described pursuant to the requirements of Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act; (d) a proposed change in constituency of the Board such that, during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election or nomination for election by the stockholders of the Company of each new Director was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who were members of the Board at the beginning of the period; or (e) any other event which shall be deemed by a majority of the Committee to constitute a "change in control."

2.6           "Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.7           "Committee" means the Committee, as specified in Article 3, appointed by the Board to administer the Plan with respect to Awards.

2.8           "Company" means MDU Resources Group, Inc., a Delaware corporation, or any successor thereto as provided in Article 15 herein.

2.9           "Director" means any individual who is a member of the Board of Directors of the Company.

2.10           "Dividend Equivalent" means, with respect to Shares subject to an Award, a right to be paid an amount equal to dividends declared on an equal number of outstanding Shares.

2.11           "Employee" means any full-time or regularly-scheduled part-time employee of the Company or of the Company's Subsidiaries, who is not covered by any collective bargaining agreement to which the Company or any of its Subsidiaries is a party.

2.12           "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.13           "Exercise Period" means the period during which an SAR or Option is exercisable, as set forth in the related Award Agreement.

2.14           "Fair Market Value" shall mean the average of the high and low sale prices as reported in the consolidated transaction reporting system or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.

2.15           "Freestanding SAR" means an SAR that is granted independently of any Option.

2.16           "Non-Employee Director" means any person who is elected or appointed to the Board and who is not an Employee.

2.17           "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares, granted under Article 6 herein, which is not intended to be an Incentive Stock Option under Section 422 of the Code.

2.18           "Option" means a Nonqualified Stock Option.

2.19           "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee and set forth in the Option Award Agreement.

2.20           "Participant" means a Non-Employee Director who has an outstanding Award granted under the Plan.

2.21           "Performance Unit" means an Award granted to a Participant, as described in Article 9 herein.

2.22           "Performance Share" means an Award granted to a Participant, as described in Article 9 herein.

2.23           "Period of Restriction" means the period during which the transfer of Restricted Stock is limited in some way, as provided in Article 8 herein.

2.24           "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act, as used in Sections 13(d) and 14(d) thereof, including usage in the definition of a "group" in Section 13(d) thereof.

2.25           "Restricted Stock" means an Award of Shares granted to a Participant pursuant to Article 8 herein.

2.26           "Shares" means the shares of common stock of the Company.

2.27           "Stock Appreciation Right" or "SAR" means a right, granted alone or in connection with a related Option, designated as an SAR, to receive a payment on the day the right is exercised, pursuant to the terms of Article 7 herein.  Each SAR shall be denominated in terms of one Share.

2.28           "Subsidiary" means any corporation that is a "subsidiary corporation" of the Company as that term is defined in Section 424(f) of the Code.

2.29           "Tandem SAR" means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall be similarly canceled).

Article 3. Administration

3.1           The Committee.  The Plan shall be administered by any committee appointed by the Board or by the Board of Directors (the "Committee").

3.2           Authority of the Committee.  The Committee shall have full power except as limited by law, the Articles of Incorporation and the Bylaws of the Company, subject to such other restricting limitations or directions as may be imposed by the Board and subject to the provisions herein, to determine the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 14 herein) to amend the terms and conditions of any outstanding Award.  Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan.  As permitted by law, the Committee may delegate its authorities as identified hereunder.

3.3           Restrictions on Share Transferability.  The Committee may impose such restrictions on any Shares acquired pursuant to Awards under the Plan as it may deem advisable, including, without limitation, restrictions to comply with applicable Federal securities laws, with the requirements of any stock exchange or market upon which such Shares are then listed and/or traded and with any blue sky or state securities laws applicable to such Shares.

3.4           Approval.  The Committee or the Board shall approve all Awards made under the Plan and all elections made by Participants, prior to their effective date, to the extent necessary to comply with Rule 16b-3 under the Exchange Act.

3.5           Decisions Binding.  All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Participants and their estates and beneficiaries.

3.6           Costs.  The Company shall pay all costs of administration of the Plan.

Article 4. Shares Subject to the Plan

4.1           Number of Shares.  Subject to Section 4.2 herein, the maximum number of Shares that may be issued pursuant to Awards under the Plan shall be 595,125.  Shares underlying lapsed or forfeited Awards of Restricted Stock shall not be treated as having been issued pursuant to an Award under the Plan.  Shares that are potentially deliverable under an Award that expires or is canceled, forfeited, settled in cash or otherwise settled without the delivery of Shares shall not be treated as having been issued under the Plan.  Shares that are withheld to satisfy the Option Price related to an Option, SAR or other Award pursuant to which the Shares withheld have not yet been issued shall not be deemed to be Shares issued under the Plan.

Shares issued pursuant to the Plan may be (i) authorized but unissued Shares of Common Stock, (ii) treasury shares, or (iii) shares purchased on the open market.

4.2           Adjustments in Authorized Shares.  In the event of any equity restructuring (within the meaning of Financial Accounting Standards No. 123(R)), such as a stock dividend, stock split, spinoff, rights offering or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause an equitable adjustment to be made (i) in the number and kind of Shares that may be delivered under the Plan and (ii) with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards, the Option Exercise Price, Base Value or other price of Shares subject to outstanding Awards, any performance conditions relating to Shares, the market price of Shares, or per-Share results, and other terms and conditions of outstanding Awards, in the case of (i) and (ii) to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation or liquidation, the Committee may, in its sole discretion, cause an equitable adjustment as described in the foregoing sentence to be made to prevent dilution or enlargement of rights. The number of Shares subject to any Award shall always be rounded down to a whole number when adjustments are made pursuant to this Section 4.2.  Adjustments made by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.

Article 5. Eligibility and Participation

5.1           Eligibility.  Persons eligible to participate in the Plan are any persons elected or appointed to the Board who are not Employees.

5.2           Actual Participation.  Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Non-Employee Directors those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6. Stock Options

6.1           Grant of Options.  Subject to the terms and conditions of the Plan, Options may be granted to a Non-Employee Director at any time and from time to time, as shall be determined by the Committee.

The Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Options.

6.2           Option Award Agreement.  Each Option grant shall be evidenced by an Option Award Agreement that shall specify the Option Price, the term of the Option, the number of Shares to which the Option pertains, the Exercise Period and such other provisions as the Committee shall determine, including but not limited to any rights to Dividend Equivalents.

6.3           Exercise of and Payment for Options.  Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve.

A Participant may exercise an Option at any time during the Exercise Period.  Options shall be exercised by the delivery of a written notice of exercise to the Company or its designee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by provisions for full payment for the Shares.

The Option Price upon exercise of any Option shall be payable either: (a) in cash or its equivalent, (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), (c) by Share withholding, (d) by cashless exercise or (e) by a combination of (a),(b),(c), and/or (d).

As soon as practicable after receipt of a written notification of exercise of an Option and provisions for full payment therefor, the Company shall (i) deliver to the Participant, in the Participant's name or the name of the Participant's designee, a Share certificate or certificates in an appropriate aggregate amount based upon the number of Shares purchased under the Option, or (ii) cause to be issued in the Participant's name or the name of the Participant's designee, in book-entry form, an appropriate number of Shares based upon the number of Shares purchased under the Option.

6.4           Termination of Director Status.  Each Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's position on the Board of the Company.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Option Award Agreement entered into with Participants, need not be uniform among all Options granted pursuant to the Plan or among Participants and may reflect distinctions based on the reasons for termination of director status.

6.5           Transferability of Options.  Except as otherwise determined by the Committee and set forth in the Option Award Agreement, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and all Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her legal representative.

Article 7. Stock Appreciation Rights

7.1           Grant of SARs.  Subject to the terms and conditions of the Plan, an SAR may be granted to a Non-Employee Director at any time and from time to time as shall be determined by the Committee.  The Committee may grant Freestanding SARs, Tandem SARs or any combination of these forms of SAR.

The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The Base Value of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR.  The Base Value of Tandem SARs shall equal the Option Price of the related Option.

7.2           SAR Award Agreement.  Each SAR grant shall be evidenced by an SAR Award Agreement that shall specify the number of SARs granted, the Base Value, the term of the SAR, the Exercise Period and such other provisions as the Committee shall determine.

7.3           Exercise and Payment of SARs.  Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option.  A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

A Participant may exercise an SAR at any time during the Exercise Period.  SARs shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of SARs being exercised.  Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount equal to the product of:

(a)	the excess of (i) the Fair Market Value of a Share on the date of exercise over (ii) the Base Value multiplied by

(b)	the number of Shares with respect to which the SAR is exercised.

At the sole discretion of the Committee, the payment to the Participant upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

7.4           Termination of Director Status.  Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's position on the Board of the Company.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the SAR Award Agreement entered into with Participants, need not be uniform among all SARs granted pursuant to the Plan or among Participants and may reflect distinctions based on the reasons for termination of director status.

7.5           Transferability of SARs.  Except as otherwise determined by the Committee and set forth in the SAR Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her legal representative.

Article 8. Restricted Stock

8.1           Grant of Restricted Stock.  Subject to the terms and conditions of the Plan, Restricted Stock may be granted to a Non-Employee Director at any time and from time to time, as shall be determined by the Committee.

The Committee shall have complete discretion in determining the number of shares of Restricted Stock granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Restricted Stock.

8.2           Restricted Stock Award Agreement.  Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period or Periods of Restriction, the number of Restricted Stock Shares granted and such other provisions as the Committee shall determine.

8.3           Transferability.  Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement.  All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant or his or her legal representative.

8.4           Certificate Legend.  Each certificate representing Restricted Stock granted pursuant to the Plan may bear a legend substantially as follows:

"The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in MDU Resources Group, Inc. Non-Employee Director Long-Term Incentive Compensation Plan, and in a Restricted Stock Award Agreement.  A copy of such Plan and such Agreement may be obtained from MDU Resources Group, Inc."

The Company shall have the right to retain the certificates representing Restricted Stock in the Company's possession until such time as all restrictions applicable to such Shares have been satisfied.

8.5           Removal of Restrictions.  Restricted Stock shall become freely transferable by the Participant after the last day of the Period of Restriction applicable thereto.  Once Restricted Stock is released from the restrictions, the Participant shall be entitled to have the legend referred to in Section 8.4 removed from his or her stock certificate.

8.6           Voting Rights.  During the Period of Restriction, Participants holding Restricted Stock may exercise full voting rights with respect to those Shares.

8.7           Dividends and Other Distributions.  Subject to the Committee's right to determine otherwise at the time of grant, during the Period of Restriction, Participants holding Restricted Stock shall receive all regular cash dividends paid with respect to all Shares while they are so held.  All other distributions paid with respect to such Restricted Stock shall be credited to Participants subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid and shall be paid to the Participant within forty-five (45) days following the full vesting of the Restricted Stock with respect to which such distributions were made.

8.8           Termination of Director Status.  Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Stock following termination of the Participant's position on the Board of the Company.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Restricted Stock Award Agreement entered into with Participants, need not be uniform among all grants of Restricted Stock or among Participants and may reflect distinctions based on the reasons for termination of director status.

Article 9. Performance Units and Performance Shares

9.1           Grant of Performance Units and Performance Shares.  Subject to the terms and conditions of the Plan, Performance Units and/or Performance Shares may be granted to a Non-Employee Director at any time and from time to time, as shall be determined by the Committee.

The Committee shall have complete discretion in determining the number of Performance Units and/or Performance Shares granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Awards.

9.2           Performance Unit/Performance Share Award Agreement.  Each grant of Performance Units and/or Performance Shares shall be evidenced by a Performance Unit and/or Performance Share Award Agreement that shall specify the number of Performance Units and/or Performance Shares granted, the initial value (if applicable), the Performance Period, the performance goals and such other provisions as the Committee shall determine, including but not limited to any rights to Dividend Equivalents.

9.3           Value of Performance Units/Performance Shares.  Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.  The value of a Performance Share shall be equal to the Fair Market Value of a Share.  The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Performance Shares that will be paid out to the Participants.  The time period during which the performance goals must be met shall be called a "Performance Period."

9.4           Earning of Performance Units/Performance Shares.  After the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive a payout with respect to the Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.5           Form and Timing of Payment of Performance Units/Performance Shares.  Payment of earned Performance Units/Performance Shares shall be made following the close of the applicable Performance Period.  The Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in cash or in Shares (or in a combination thereof), which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period.  Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

9.6           Termination of Director Status.  Each Performance Unit/Performance Share Award Agreement shall set forth the extent to which the Participant shall have the right to receive a Performance Unit/Performance Share payment following termination of the Participant's position on the Board of the Company during a Performance Period.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all grants of Performance Units/Performance Shares or among Participants and may reflect distinctions based on reasons for termination of director status.

9.7           Transferability.  Except as otherwise determined by the Committee and set forth in the Performance Unit/Performance Share Award Agreement, Performance Units/Performance Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and a Participant's rights with respect to Performance Units/Performance Shares granted under the Plan shall be available during the Participant's lifetime only to such Participant or the Participant's legal representative.

Article 10. Other Awards

The Committee shall have the right to grant other Awards which may include, without limitation, the grant of Shares based on certain conditions, the payment of Shares in lieu of cash, or the payment of cash based on performance criteria established by the Committee.  Payment under or settlement of any such Awards shall be made in such manner and at such times as the Committee may determine.

Article 11. Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit.  Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime.  In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of beneficiary or beneficiaries other than the spouse.

Article 12. Deferrals

The Committee may permit a Participant to defer the Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under the Plan.  If any such deferral election is permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Article 13. Change in Control

The terms of this Article 13 shall immediately become operative, without further action or consent by any person or entity, upon a Change in Control, and once operative shall supersede and take control over any other provisions of this Plan.

Upon a Change in Control

(a)	Any and all Options and SARs granted hereunder shall become immediately exercisable;

(b)
Any restriction periods and restrictions imposed on Restricted Stock or Awards granted pursuant to Article 10 (if not performance-based) shall be deemed to have expired and such Restricted Stock or Awards shall become immediately vested in full; and

(c)
The target payout opportunity attainable under all outstanding Awards of Performance Units, Performance Shares and Awards granted pursuant to Article 10 (if performance-based) shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control, and shall be paid out promptly in Shares or cash pursuant to the terms of the Award Agreement, or in the absence of such designation, as the Committee shall determine.

Article 14. Amendment, Modification and Termination

14.1           Amendment, Modification and Termination.  The Board may, at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part.

14.2           Awards Previously Granted.  No termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award, unless such termination, modification or amendment is required by applicable law.

Article 15. Successors

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 16. Legal Construction

16.1           Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shallinclude the feminine, the plural shall include the singular and the singular shall include the plural.

16.2           Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

16.3           Requirements of Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

16.4           Governing Law.  To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with, and governed by, the laws of the State of Delaware.

Article 17. Code Section 409A Compliance

To the extent applicable, it is intended that this Plan and any Awards granted hereunder comply with the requirements of Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service, and the terms of the Plan and any Awards shall be interpreted accordingly.